UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 22, 2021

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 1200		80203
Denver, Colorado		(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective November 22, 2021, the Board of Directors (“Board”) of SM Energy Company (“Company”) appointed Anita M. Powers to serve as a director of the Company until the next annual meeting of the Company’s stockholders, or until her successor is elected and qualified or her earlier resignation or removal. The Board also appointed Ms. Powers to serve on its Audit Committee and Compensation Committee. There is no understanding or arrangement between Ms. Powers and any other person pursuant to which Ms. Powers was appointed.
The Board determined that Ms. Powers is an independent director within the meaning of the Securities Exchange Act of 1934, as amended (“Exchange Act”), the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and the listing standards of the New York Stock Exchange. Ms. Powers has not entered into any related party transactions with the Company that require disclosure pursuant to 404(a) of Regulation S‑K.
Ms. Powers retired from Occidental Petroleum Corporation in 2016, where she served as the Executive Vice President of Worldwide Exploration for Occidental Oil and Gas Corporation and Vice President of Occidental Petroleum Corporation, roles that she held since 2007. Ms. Powers previously served as a director of California Resources Corporation from 2017 to 2020 and has served as a member of EQT Corporation’s board of directors since 2018.
In connection with her service as a member of the Board, under the Company’s Equity Incentive Compensation Plan, Ms. Powers was granted 2,715 shares of the Company’s common stock, which represents a pro rata portion of the $160,000 in value of the Company’s common stock granted to each director for service from, on and including, May 28, 2021, until May 27, 2022. In addition, Ms. Powers was paid approximately $46,000, representing a pro rata portion of the annual retainer paid to non-employee directors, and will receive reimbursement for any out-of-pocket expenses, in accordance with the Company's policies.
Item 7.01    Regulation FD Disclosure.
On November 24, 2021, the Company issued a press release announcing that Ms. Powers had been appointed to the Board. A copy of the press release is furnished hereto as Exhibit 99.1. In accordance with General Instruction B.2. of Current Report on Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release of SM Energy Company dated November 24, 2021, entitled "SM Energy Announces Appointment of Director"
104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	November 24, 2021	By:	/s/ DAVID W. COPELAND
David W. Copeland
Executive Vice President and General Counsel